UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

As previously reported, on May 25, 2004, a complaint was filed in the Los Angeles County Superior Court against Rewards Network Inc. and certain of its subsidiaries (collectively, the “Corporation”) by Bistro Executive, Inc., Westward Beach Restaurant Holdings, LLC and MiniBar Lounge, all of which were participants in the Corporation’s Dining Credits Purchase Plan (the “Dining Plan”), and their respective owners. The complaint was brought by the named plaintiffs on behalf of a class consisting of all restaurants located in California who participated in the Dining Plan and all persons in California who provided personal guaranties of obligations under the Dining Plan. The complaint claims that amounts paid by the Corporation under the Dining Plan constituted loans, and asserts claims for damages and equitable and injunctive relief for violations of California usury laws and the California Unfair Business Practices Act and declaratory relief.

On June 25, 2004, the action was removed to the United States District Court for the Central District of California.

On October 11, 2005, plaintiffs’ motion for class certification was granted certifying two classes as follows: (i) all California restaurants which, from May 25, 2000 to May 25, 2004, participated in the Dining Program and which took a cash advance from the Corporation pursuant to its California Dining Plan agreements, and (ii) all persons who, from May 25, 2000 to May 25, 2004, guaranteed payment of cash advances underlying the Corporation’s California Dining Plan agreements.

On July 20, 2006, the United States District Court for the Central District of California issued a decision denying the Corporation’s motion for summary judgment and granting plaintiffs’ motion for summary judgment as to plaintiff’s usury claims. The court did not reach any determination regarding monetary relief. The Corporation issued a press release announcing this decision, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 20, 2006, issued by Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: July 20, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 20, 2006, issued by Rewards Network Inc.